                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                        [ X ]
Filed by a Party other than the Registrant     [   ]
Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission only (as permitted by Rule
       14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                               Blair Corporation
          ------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

       [ X ]    No fee required.
       [   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
                0-11.
                1)      Title of each class of securities to which transaction
                        applies:
                        ------------------------------------------------------------
                2)      Aggregate number of securities to which transaction applies:
                        ------------------------------------------------------------
                3)      Per unit price or other underlying value of transaction
                        computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                        ------------------------------------------------------------
                4)      Proposed maximum aggregate value of transaction:
                        ------------------------------------------------------------
                5)      Total fee paid:
                        ------------------------------------------------------------
       [   ]    Fee paid previously with preliminary materials.
       [   ]    Check box if any part of the fee is offset as provided by Exchange
                Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by
                registration statement number, or the Form or Schedule and the date of its filing.
                1)      Amount Previously Paid:
                        ------------------------------------------------------------
                2)      Form, Schedule or Registration Statement No.:
                        ------------------------------------------------------------
                3)      Filing Party:
                        ------------------------------------------------------------
                4)      Date Filed:
                        ------------------------------------------------------------

                               BLAIR CORPORATION
                              Warren, Pennsylvania

                            ------------------------

                NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS OF
                               BLAIR CORPORATION

                     to be held on Tuesday, April 18, 2000
                            ------------------------

TO THE STOCKHOLDERS:

     Notice is hereby given that the Annual Meeting of Stockholders of Blair Corporation (the "Company"), a Delaware corporation, will be held in the Knights of Columbus Building, 219 Second Avenue, Warren, Pennsylvania, on Tuesday, April 18, 2000 at 11:00 a.m., for the following purposes:

     1. To elect twelve directors to serve for a term of one year and until their successors are elected and qualified;

     2. To approve the Blair Corporation 2000 Omnibus Stock Plan;

     3. To ratify the appointment of Ernst & Young LLP as independent public accountants of the Company for the year 2000; and

     4. To transact such other business as may lawfully come before the meeting or any adjournments thereof.

     The Board of Directors has fixed the close of business on February 25, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting, or any postponements or adjournments thereof.

     To assure that your shares are represented at the meeting, please date, sign and return the enclosed proxy. A postage-paid, self addressed envelope is enclosed for your convenience in returning the proxy. If you decide to attend the meeting, you may revoke the proxy at any time before it is voted.

                                                        DAVID A. BLAIR
                                                        Secretary
Dated: March 17, 2000
       Warren, Pennsylvania

                               BLAIR CORPORATION
                              Warren, Pennsylvania

                                                                  March 17, 2000

                                PROXY STATEMENT

SOLICITATION AND VOTING OF PROXIES

     This Proxy Statement solicits proxies on behalf of the management of Blair Corporation (the "Company") for use at the Annual Meeting of Stockholders of the Company, to be held at 11:00 a.m. on Tuesday, April 18, 2000 at the Knights of Columbus Building, 219 Second Avenue, Warren, Pennsylvania. The Company's principal executive offices are located at 220 Hickory Street, Warren, Pennsylvania 16366.

     Under Delaware law, any person giving a proxy pursuant to this solicitation may revoke it at any time before it is voted by filing a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

     The shares represented by proxies received by the Company's management will be voted at the meeting, or at any adjournment thereof, in accordance with the specifications made therein. If no specification is made on a proxy card, it will be voted FOR the nominees listed on the proxy card and FOR the other matters specified on the proxy card. All proxies not voted will not be counted toward establishing a quorum. Stockholders should note that while broker non-votes and votes for ABSTAIN will count toward establishing a quorum, passage of any proposal considered at the Annual Meeting will occur only if a sufficient number of votes are cast FOR the proposal. Accordingly, votes to ABSTAIN and votes AGAINST will have the same effect in determining whether the proposal is approved.

     Other than the matters listed on the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the Annual Meeting. Execution of the proxy card, however, confers on the designated proxyholders discretionary authority to vote the shares of Common Stock in accordance with their best judgment on such other business, if any, that may properly come before the Annual Meeting or any adjournments thereof.

     A copy of the 1999 Annual Report of the Company, including financial statements and a description of the Company's operations for 1999, accompanies this Proxy Statement, but is not incorporated in this Proxy Statement by this reference. This Proxy Statement, Notice of Meeting and the enclosed proxy card are first being mailed to stockholders on or about March 17, 2000.

VOTING SECURITIES

     The securities which may be voted at the Annual Meeting consist of shares of common stock of the Company ("Common Stock"), with each share entitling its owner to one vote on all matters to be voted on at the Annual Meeting. There is no cumulative voting for the election of directors.

     The close of business on February 25, 2000 has been fixed by the Board of Directors as the record date (the "Record Date") for the determination of stockholders of record entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof. As of the Record Date, there were 8,126,469 shares of the Company's Common Stock outstanding, which amount represents the figure reported as outstanding by the Company's transfer agent as of the Record Date (8,156,516 shares) reduced by 30,047 shares repurchased by the Company prior to the Record Date but not reflected on the books of the transfer agent.

     The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of the Company's Common Stock outstanding on February 25, 2000 will constitute a quorum. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

     As to the election of directors, the proxy card being furnished by the Board of Directors enables a stockholder to vote FOR the election of the nominees proposed by the Board, or to WITHHOLD AUTHORITY to vote for one or more of the nominees being proposed. Under Delaware law and the Company's bylaws, directors are elected by a plurality of votes cast, without regard to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

     As to the approval of the Blair Corporation 2000 Omnibus Stock Plan, the ratification of Ernst & Young LLP as independent auditors of the Company and all other matters that may properly come before the Annual Meeting, by checking the appropriate box, a stockholder may: (i) vote FOR the item; (ii) vote AGAINST the item; or (iii) ABSTAIN from voting on such item. Under the Company's bylaws, unless otherwise required by law, all such matters shall be determined by a plurality of the votes cast without regard to either (a) broker non-votes, or
(b) proxies marked ABSTAIN as to that matter.

     Proxies solicited hereby will be returned to the proxy solicitors or the Company's transfer agent, and will be tabulated by inspectors of election designated by the Company, who will not be employed by, or be a director of, the Company or any of its affiliates. After the final adjournment of the Annual Meeting, the proxies will be returned to the Company for safekeeping.

PRINCIPAL HOLDERS OF COMMON STOCK*

     (a) Security Ownership of Certain Beneficial Owners. The table below sets forth information as of February 25, 2000 with respect to each person and institution known to the Company's management to be the beneficial owner of more than five percent of the outstanding shares of the Company's Common Stock.

NAME AND ADDRESS                            AMOUNT AND NATURE OF  PERCENT
OF BENEFICIAL OWNER                         BENEFICIAL OWNERSHIP  OF CLASS
-------------------                         --------------------  --------
PNC Bank Corporation
5th Ave. & Wood Street
Pittsburgh, PA 15222......................          1,474,402(1)    18.1%

Dimensional Fund Advisors, Inc.
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401....................            628,600(2)     7.7%

FMR Corp.
82 Devonshire Street
Boston, MA 02109..........................            791,100(3)     9.7%

Joseph L. Harrosh
40900 Grimmer Blvd
Fremont, CA 94538.........................            820,500(4)    10.1%

---------------
* For purposes of calculating the percent of class ownership, the figure used for the amount of outstanding Common Stock is 8,126,469, which amount represents the figure reported as outstanding by the transfer agent as of the Record Date (8,156,516 shares) reduced by 30,047 shares repurchased by the Company prior to the Record Date but not reflected on the books of the transfer agent.

(1) All of these shares are held by PNC Bank, N.A., in a safekeeping agency account with the Depository Trust Company. PNC Bank, N.A. currently serves as the trustee, administrator or registered owner of 66 separate trust, custodial and estate accounts which are the record or beneficial owners of the Company's Common Stock. PNC Bank, N.A. disclaims beneficial ownership of these shares.

    The above information was provided to the Company by PNC Advisors in a letter dated
    March 1, 2000.

(2) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 628,600 shares or 7.66% of the Company's Common Stock as of December 31, 1999, all of which shares are held in portfolios of four registered investment companies, for which Dimensional Fund Advisors, Inc. serves as investment advisor, and certain other investment vehicles, including comingled group trusts, for which Dimensional Fund Advisors, Inc. serves as investment manager. All of the shares are owned by the portfolios and Dimensional disclaims beneficial ownership of all such shares.

    The above information was provided to the U.S. Securities and Exchange Commission in a Schedule 13G filed on February 3, 2000 by Dimensional Fund Advisors, Inc.

(3) Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 791,100 shares or 9.635% of the Common Stock outstanding of the Company as of December 31, 1999, as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Low-Priced Stock Fund (the "Fund"), amounted to 791,100 shares or 9.635% of the Common Stock outstanding of the Company as of December 31, 1999. The Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109.

    Edward C. Johnson 3d, Chairman of FMR Corp., and FMR Corp., through its control of Fidelity, each has sole power to dispose of the 791,100 shares owned by the Fund. Neither FMR Corp. nor Edward C. Johnson 3d, has the power to vote or direct the voting of the shares owned directly by the Fund, which power resides with the Fund's Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fund's Board of Trustees.

    Members of the Edward C. Johnson 3d family are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12% and Abigail P. Johnson, a Director of FMR Corp, owns 24.5% of the aggregate outstanding voting stock of FMR Corp. The Johnson family group and all other Class B shareholders have entered into a shareholders' voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

    The above information was provided to the U.S. Securities and Exchange Commission in a Schedule 13G filed on February 11, 2000 by FMR Corp.

(4) This information was provided to the U.S. Securities and Exchange Commission in a Schedule 13G filed on January 5, 2000 by Joseph L. Harrosh.

     (b) Security Ownership of Management. The following table sets forth, as of February 25, 2000, certain information with respect to the Company's Common Stock owned beneficially by each director and nominee for election as a director, all of the executive officers named below under "Executive Compensation," and by all directors and executive officers of the Company as a group.

                                                 NUMBER OF SHARES
NAME OF                                            AND NATURE OF                            PERCENT
BENEFICIAL OWNER                              BENEFICIAL OWNERSHIP(1)                       OF CLASS
----------------                              -----------------------                       --------
David A. Blair..............................           47,214(2)(3)(4)                          *
Robert W. Blair.............................          285,986(3)(4)                           3.5%
Steven M. Blair.............................           26,495(4)                                *
Robert D. Crowley...........................           19,848(4)                                *
John O. Hanna...............................            7,200(4)                                *
Gerald A. Huber.............................           28,591(4)(5)                             *
Craig N. Johnson............................            1,500                                   *
John A. Lasher..............................           14,765(4)                                *
Murray K. McComas...........................           58,775(4)                                *
Thomas P. McKeever..........................           15,550                                   *
Kent R. Sivillo.............................           15,150                                   *
Blair T. Smoulder...........................           29,050(4)                                *
John E. Zawacki.............................           23,629(4)                                *
All directors and executive officers as a
  group (includes 23 persons)...............          670,055(2)(3)(4)(5)(6)(7)               8.2%

---------------

    * Does not exceed 1%

(1) Unless otherwise indicated, each person has sole voting and investment power with respect to the shares beneficially owned.

(2) Such share totals include, with respect to Mr. David A. Blair, 39,500 shares held in a revocable trust established by Mr. David A. Blair and administered by a commercial bank.

(3) The share totals include the following shares of stock held by a bank as trustee for the benefit of the indicated nominee, as to which the indicated nominees have no voting or investment power, beneficial interest in which shares is disclaimed by such nominees: Mr. Robert W. Blair (46,096 shares) and Mr. David A. Blair (719 shares).

(4) The share totals include the following shares of Common Stock held by and for the benefit of members of the immediate families of certain nominees and executive officers, as to which the indicated nominees and executive officers have no voting or investment power, beneficial interest in which is disclaimed by such nominees and executive officers: Mr. David A. Blair (2,995 shares), Mr. Robert W. Blair (7,160 shares), Mr. Steven M. Blair (7,500 shares), Mr. Robert D. Crowley (10,998 shares), Mr. John O. Hanna (1,200 shares), Mr. Gerald A. Huber (10 shares), Mr. John A. Lasher (390 shares), Mr. Murray K. McComas (980 shares), Mr. Blair T. Smoulder (8,900 shares) and Mr. John E. Zawacki (11,279 shares).

(5) Such amount includes the indirect beneficial ownership of 25,181 shares of Common Stock owned jointly with PNC Bank Corporation in their capacity as co-executors to the estate of John Blair.

    The above information was provided to the U.S. Securities and Exchange Commission in a Schedule 13G filed on February 7, 2000 by Gerald Huber.

(6) The share totals include 2,075 shares of Common Stock which are held by or for the benefit of members of the immediate families of executive officers of the Company not identified individually in this chart, as to which such executive officers have no voting or investment power, beneficial interest in which is disclaimed by such executive officers.

(7) Such share totals include an aggregate of 7,600 shares of Common Stock jointly owned by the directors and executive officers with their spouses.

                 PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

                       PROPOSAL 1. ELECTION OF DIRECTORS

     One of the purposes of the meeting is to elect twelve directors to serve until the next Annual Meeting of Stockholders and until their successors have been elected and qualified. The persons named in the proxy intend to vote the proxy for the election as directors of the nominees named below. If, however, any nominee is unwilling or unable to serve as a director, which is not now expected, the persons named in the proxy reserve the right to vote for such other person as may be nominated by management. Directors will be elected by a plurality of the votes cast at the Annual Meeting.

     The table below sets forth the name of each nominee for election as a director and the nominee's age, position with the Company, business experience and principal occupation during the past five years, and family relationships with other directors. All of the nominees were elected as directors at the Company's 1999 Annual Meeting of Stockholders.

                                             POSITION WITH          DIRECTOR          BUSINESS EXPERIENCE
             NAME               AGE             COMPANY               SINCE         DURING PAST FIVE YEARS
             ----               ---             -------               -----         ----------------------
David A. Blair(1).............. 49        Secretary and Order         1988     Secretary and Order Handling
                                       Handling Service Director               Service Director for the past
                                                                               five years.

Robert W. Blair(1)............. 69              Director              1962     Director, 1962 - present;
                                             and member of                     Executive Vice President, January
                                          Executive Committee                  1, 1990 - December 31, 1990;
                                                                               Secretary, July 16, 1963 -
                                                                               December 31, 1990; member of
                                                                               Executive Committee, April 16,
                                                                               1968 - December 31, 1990 and from
                                                                               January 18, 2000 - present.

Steven M. Blair(2)............. 56           Vice President           1986     Vice President (Order Handling)
                                            (Order Handling)                   for the past five years.

Robert D. Crowley.............. 50           Vice President           1994     Vice President (Menswear)for the
                                               (Menswear)                      past five years.

John O. Hanna.................. 68              Director              1992     Member of Executive Committee
                                             and member of                     from January 18, 2000 - present.
                                          Executive Committee                  Chairman of the Board, President
                                                                               and Chief Executive Officer of
                                                                               Northwest Bancorp, Inc., Warren,
                                                                               PA, July, 1998 - present;
                                                                               Director, President and Chief
                                                                               Executive Officer of Northwest
                                                                               Bancorp, Inc., Warren, PA,
                                                                               February, 1998 - July, 1998;
                                                                               Chairman of Northwest Savings
                                                                               Bank, Warren, PA, July, 1998 -
                                                                               present; Director, President and
                                                                               Chief Executive Officer of
                                                                               Northwest Savings Bank, Warren,
                                                                               PA, March, 1960 - July, 1998;
                                                                               Director, Jamestown Savings Bank,
                                                                               Jamestown, NY, November, 1995 -
                                                                               present.

                                             POSITION WITH          DIRECTOR          BUSINESS EXPERIENCE
             NAME               AGE             COMPANY               SINCE         DURING PAST FIVE YEARS
             ----               ---             -------               -----         ----------------------
Gerald A. Huber................ 71              Director              1992     Director and Secretary, Warren
                                                                               Foundation, February 1, 1987 -
                                                                               present; Senior Vice President
                                                                               and Manager, Warren Area Trust
                                                                               Department, Marine Bank, Erie,
                                                                               PA, July 1, 1982 - June 30, 1992.

Craig N. Johnson............... 58              Director              1997     Member of Executive Committee
                                             and member of                     from January 18, 2000 - present.
                                          Executive Committee                  Managing Director and Partner,
                                                                               Glenthorne Capital, Inc.,
                                                                               Philadelphia, PA, February 1,
                                                                               1994 - present; Chief Operating
                                                                               Officer and President, Maritrans,
                                                                               Inc., Philadelphia, PA, February,
                                                                               1990 - December,1993.

Murray K. McComas.............. 63       Chairman of the Board        1977     Chairman of the Board and member
                                             and member of                     of Executive Committee for the
                                          Executive Committee                  past five years. President from
                                                                               October 21, 1987 - December 16,
                                                                               1999.

Thomas P. McKeever............. 51           Vice President           1994     Vice President (Corporate Affairs
                                      (Corporate Affairs and Human             and Human Resources), January 1,
                                               Resources)                      1997 - present; member of
                                                                               Executive Committee, October 16,
                                                                               1996 - January 17, 2000; Vice
                                                                               President (Employee and Public
                                                                               Relations), July, 1989 -
                                                                               December, 1996; Director, Blair
                                                                               Holdings, Inc., September, 1996 -
                                                                               present.

Kent R. Sivillo................ 53         Vice President and         1996     Vice President and Treasurer,
                                               Treasurer                       January 1, 1997 - present;
                                                                               Assistant Treasurer and Assistant
                                                                               Vice President, April 17, 1990 -
                                                                               December 31, 1996; Director,
                                                                               Blair Holdings, Inc., September,
                                                                               1993 - present; President, Blair
                                                                               Holdings, Inc., September, 1996 -
                                                                               present; Vice President and
                                                                               Treasurer, Blair Holdings, Inc.,
                                                                               September, 1993 - September,
                                                                               1996.

Blair T. Smoulder.............. 57           Executive Vice           1986     Executive Vice President for the
                                               President                       past five years; member of
                                                                               Executive Committee, January 1,
                                                                               1990 - January 17, 2000.

John E. Zawacki................ 51          President, Chief          1988     President and Chief Executive
                                           Executive Officer                   Officer from December 17, 1999 to
                                             and member of                     present; Vice President
                                          Executive Committee                  (Womenswear) from January 1, 1988
                                                                               -December 16, 1999; member of
                                                                               Executive Committee, October 16,
                                                                               1996 - present.

---------------
(1) Mr. David A. Blair is the nephew of Mr. Robert W. Blair.

(2) Mr. Steven M. Blair is not related to either Mr. Robert W. Blair or Mr. David A. Blair.

     The table below sets forth the name of each executive officer of the Company not listed above, his name, age, position with the Company, present principal occupation and business experience during the past five years.

                                                                                           BUSINESS
                                             POSITION WITH                             EXPERIENCE DURING
             NAME               AGE             COMPANY               SINCE             PAST FIVE YEARS
             ----               ---             -------               -----             ---------------
Timothy J. Baker............... 53           Vice President           1990     Vice President (Planning) for the
                                               (Planning)                      past five years.

Mark J. Espin.................. 44           Vice President           1999     Vice President (Womenswear),
                                              (Womenswear)                     December 17, 1999 - present;
                                                                               Assistant Vice President
                                                                               (Womenswear) January 1, 1991 -
                                                                               December 16, 1999.

Patrick J. Kennedy............. 50           Vice President           1996     Vice President (Home Products),
                                            (Home Products)                    November 4, 1996 - present;
                                                                               Senior Vice President Marketing,
                                                                               Geo. W. Park Seed Co. Inc.,
                                                                               Greenwood, SC, March, 1995 -
                                                                               August, 1996; Senior Vice
                                                                               President Merchandising, Gander
                                                                               Mountain, Inc., Wilmot, WI,
                                                                               December, 1991 - February, 1995.

John A. Lasher................. 48           Vice President           1987     Vice President (Advertising) for
                                             (Advertising)                     the past five years; Director,
                                                                               Blair Holdings, Inc., September,
                                                                               1993 - present.

Michael A. Rowe................ 45           Vice President           2000     Vice President (Information
                                         (Information Services)                Services), January 1, 2000 -
                                                                               present; Assistant Vice President
                                                                               (Information Services) July, 1998
                                                                               -December, 1999; Senior Director
                                                                               (Information Services) April,
                                                                               1997 - July, 1998; Senior
                                                                               Director of Information Services,
                                                                               Finest Supermarkets, Maple
                                                                               Heights, OH, August, 1995 -
                                                                               April, 1997; Director,
                                                                               Information Services, K-Mart
                                                                               Apparel, North Bergen, NJ, April,
                                                                               1989 - August, 1995.

Randall A. Scalise............. 45           Vice President           1993     Vice President (Merchandise
                                         (Merchandise Handling)                Handling) for the past five
                                                                               years.

Lewis Shapiro.................. 54           Vice President           2000     Vice President (Crossing Pointe),
                                           (Crossing Pointe)                   January 1, 2000 to present;
                                                                               Assistant Vice President and
                                                                               Senior Director (Womenswear),
                                                                               June, 1999 - December, 1999;
                                                                               Executive Director Retail,
                                                                               Military Channel, Louisville, KY,
                                                                               October, 1998 - May, 1999; Vice
                                                                               President and General Manager,
                                                                               America's Health Network,
                                                                               Orlando, FL, June, 1994 -
                                                                               September, 1998.

                                                                                           BUSINESS
                                             POSITION WITH                             EXPERIENCE DURING
             NAME               AGE             COMPANY               SINCE             PAST FIVE YEARS
             ----               ---             -------               -----             ---------------
James H. Smith................. 53           Vice President           1995     Vice President (Corporate
                                       (Corporate Development and              Development and Facilities),
                                              Facilities)                      April, 1997 - present; Vice
                                                                               President (Building and
                                                                               Property), January 18, 1995 -
                                                                               April, 1997; Assistant Vice
                                                                               President (Building and
                                                                               Property). April 17, 1990 -
                                                                               January 17, 1995.

William A. Tucker.............. 46           Vice President           1989     Vice President (Mailing) for the
                                               (Mailing)                       past five years.

Lawrence R. Vicini............. 51           Vice President           1992     Vice President (International
                                         (International Trade)                 Trade)for the past five years.

Stephen P. Wiedmaier........... 48           Vice President           1998     Vice President (Credit
                                          (Credit Management)                  Management) December, 1998 -
                                                                               present; Assistant Vice President
                                                                               (Credit Management) April, 1997 -
                                                                               December, 1998; Assistant Vice
                                                                               President (Order Handling)
                                                                               September, 1994 - April, 1997.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 (the "Exchange Act") requires the Company's officers (as defined in regulations promulgated by the Securities and Exchange Commission ("SEC") thereunder) and directors, and persons who own more than ten percent (10%) of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent (10%) shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of copies of such reports of ownership furnished to the Company, or written representations that no forms were necessary, the Company believes that during the past fiscal year it complied with all filing requirements applicable to its officers, directors and greater than ten percent beneficial owners, with the exception of Mr. John O. Hanna, who, due to an oversight, did not report one transaction on a timely basis.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation awarded to, earned by, or paid to the Company's chief executive officer, Mr. Murray K. McComas, and its four most highly compensated executive officers other than Mr. McComas for all services rendered to the Company during 1999 and for each of the previous two years:

                           SUMMARY COMPENSATION TABLE

                                                     ANNUAL COMPENSATION
                                           ----------------------------------------
            NAME AND                                                 OTHER ANNUAL         ALL OTHER
       PRINCIPAL POSITION          YEAR    SALARY(1)    BONUS(2)    COMPENSATION(3)    COMPENSATION(4)
       ------------------          ----    ---------    --------    ---------------    ---------------
Murray K. McComas................  1999    $477,862     $11,314        $ 81,365            $60,402
President (until 12/16/99) and     1998     500,382      49,252         124,833             51,955
Chairman of the Board              1997     518,622           0          46,011             47,763

John A. Lasher...................  1999     242,328       4,474          26,088             26,538
Vice President                     1998     258,630      14,255          38,826             30,911
(Advertising)                      1997     271,284           0          14,397             29,442

Michael J. Samargya..............  1999     290,392       5,571           1,960             39,959
Vice President                     1998     312,260      19,248          41,080             38,154
(Information Services)             1997     329,056           0           2,077             52,403
(Retired on 12/31/99)

Blair T. Smoulder................  1999     347,553       7,537          52,393             53,643
Executive Vice                     1998     365,971      29,882          80,364             50,718
President                          1997     380,354           0          22,745             49,825

John E. Zawacki..................  1999     271,840       6,796          39,088             28,980
President and CEO                  1998     274,856      19,248          56,399             26,394
(since 12/17/99);                  1997     279,734           0          21,744             24,492
Vice President (Womenswear)
(until 12/16/99)

---------------

(1) There were no directors' fees paid to the named executive officers during the years 1997, 1998 and 1999.

(2) On February 18, 1999, the Executive Officer Compensation Committee approved an incentive award schedule for fiscal year 1999. Executive officers were eligible to receive awards equal to a percentage of their salary income for 1999. The percentage depends upon the range of the Company's income before income taxes for the year. The base payout goal is $24 million such that no incentive awards are received unless the Company's income before income taxes equals or exceeds this threshold figure. If the Company's income before income taxes falls higher, within a graduated range, incentive awards are increased. The income before income taxes in 1999 was $24,164,689. The 1999 incentive awards were paid by the Company in 2000. Incentive compensation was paid by the Company to its executive officers in 1999 for 1998. No incentive compensation or bonuses were paid by the Company to its executive officers in 1998 for 1997.

(3) This aggregate figure includes the dollar value of the difference between the price paid by the named executive officer for stock and the fair market value of the stock purchased on the date of purchase pursuant to the Company's Employee Stock Purchase Plan, and the sum of amounts reimbursed for payment of taxes on restricted stock awards and interest imputed on the deferred payment for restricted stock not yet fully paid for with respect to the named executive officer.

    Aggregate restricted stock award holdings at the end of the Company's last fiscal year for each of the named executive officers were:

                                                                NUMBER OF SHARES    DOLLAR VALUE
                                                                ----------------    -------------
                                                                                    (ON 12/31/99)
            Murray K. McComas...............................         22,350           $144,240
            John A. Lasher..................................          7,750             50,448
            Michael J. Samargya.............................          5,750             38,248
            Blair T. Smoulder...............................         12,550             83,039
            John E. Zawacki.................................          9,250             61,348

    Restricted stock awards are made under the Company's Employee Stock Purchase Plan. The purchase price for shares purchased under the Plan is paid over time out of cash dividends, when and if declared and paid by the Company. No cash is received by the Company at the time the shares are purchased, although the participant receives the rights to receive dividends and vote the shares at that time. Awarded shares are subject to repurchase by the Company, for the dividends which have been paid toward the purchase price, if the participant's employment with the Company terminates for reasons other than death, retirement or disability. There is no vesting schedule, and vesting occurs when stock received under said Plan is fully paid, which will vary with the Company's dividend policy from year to year. Dividends will be paid on all shares of restricted stock received pursuant to this Plan as and when dividends are declared by the Company with respect to all of its outstanding Common Stock.

(4) Includes the Company's contributions made for the benefit and on behalf of the named executive officer under the following:

     A. Life Insurance -- The dollar value of premiums for term life insurance (having a face value in excess of $50,000) paid by the Company for the benefit of each of the named executive officers is:

                                                                 1997           1998           1999
                                                                 ----           ----           ----
            Murray K. McComas...............................    $6,585         $6,322         $4,726
            John A. Lasher..................................       773            726            512
            Michael J. Samargya.............................     3,931          3,689          4,749
            Blair T. Smoulder...............................     2,979          2,844          2,125
            John E. Zawacki.................................       740            785            862

     B. The Dollar Value of All Unused Personal and Vacation Days Paid by the Company to Each of the Named Executive Officers is:

                                                                 1997       1998       1999
                                                                 ----       ----       ----
            Murray K. McComas...............................    $     0    $     0    $ 9,494
            John A. Lasher..................................      5,217          0      1,954
            Michael J. Samargya.............................     18,984      6,328      5,886
            Blair T. Smoulder...............................     14,629     14,629     14,629
            John E. Zawacki.................................          0          0          0

     C. The Company's Profit Sharing and Savings Plan -- The Company's Profit Sharing and Savings Plan has two components, a savings component and a profit sharing component. Under the savings component, which is available to all full-time employees of the Company with one year of service, the Company matches employees' contributions to the Plan of 1% to 5% of their salary. The Company's contributions, and the earnings thereon, are subject to divestiture in accordance with a vesting schedule under which 20% vests after three years of service to the

       Company, with an additional 20% vesting after each year thereafter until full vesting is achieved after seven years of service. Amounts allocated to the named executive officers are:

                                                                 1997       1998       1999
                                                                 ----       ----       ----
            Murray K. McComas...............................    $11,295    $11,153    $ 9,452
            John A. Lasher..................................     12,029     11,501     12,140
            Michael J. Samargya.............................     13,314     11,108     11,540
            Blair T. Smoulder...............................     11,954     11,330     13,918
            John E. Zawacki.................................     11,232     10,617     13,630

        Under the profit sharing component of the Company's Profit Sharing and Savings Plan, which covers all employees of the Company, the Company contributes 10% of its "adjusted net income," as defined in the Plan, to the Plan's trust fund. Amounts contributed by the Company to the trust fund are allocated among participating employees based on salary and years of service to the Company, but allocations to the executive officers listed in this table are limited to $30,000 (adjusted to take into account cost-of-living adjustments provided for under Section 415(d) of the Internal Revenue Code since 1986). The amounts allocated are invested in accordance with the instructions of the individual Plan participants in investments approved by the Plan trustees. Amounts allocated to the named executive officers are:

                                                                 1997           1998           1999
                                                                 ----           ----           ----
            Murray K. McComas...............................    $5,478         $8,503         $5,778
            John A. Lasher..................................     5,431          8,430          5,728
            Michael J. Samargya.............................     5,471          8,493          5,771
            Blair T. Smoulder...............................     5,461          8,477          5,760
            John E. Zawacki.................................     5,444          8,451          5,742

     D. Benefit Restoration Plans -- The following amounts were paid as reimbursement under the Company's benefit restoration plans to compensate the named executive officers for benefits not otherwise paid under the Company's Profit Sharing and Savings Plan due to limitations imposed by tax law:

                                                      1997       1998       1999
                                                      ----       ----       ----
            Murray K. McComas......................  $27,233    $14,582    $13,993
            John A. Lasher.........................    5,992      1,562      1,456
            Michael J. Samargya....................   10,703      3,181      4,555
            Blair T. Smoulder......................   15,159      6,698      7,039
            John E. Zawacki........................    7,015      2,793      3,170

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has a standing Executive Committee of the Board of Directors. Up until January 17, 2000, the Executive Committee of the Board of Directors consisted of Murray K. McComas, Thomas P. McKeever, Blair T. Smoulder, and John
E. Zawacki. As of January 18, 2000, the Executive Committee of the Board of Directors consists of Murray K. McComas, Robert W. Blair, John O. Hanna, Craig
N. Johnson and John E. Zawacki. The standing Audit Committee of the Board of Directors, which consists of David A. Blair, John O. Hanna, and Gerald A. Huber, is established to assist the Board of Directors in fulfilling its responsibilities concerning corporate accounting, the reporting practices of the Company and the integrity and quality of financial reports of the Company.

     Prior to January 18, 2000, the Company had a standing Nominating Committee, which consisted of Robert W. Blair, John O. Hanna, Craig N. Johnson, and Murray
K. McComas. The Nominating Committee had been responsible for considering and recommending the nominees for directors to stand for election at the Company's Annual Meeting of Stockholders, as well as recommending director candidates in the interim and recommending nominees for executive officer positions. The standing

Executive Committee of the Board of Directors assumed all of the duties of the Nominating Committee as of January 18, 2000.

     The Executive Officer Compensation Committee, currently consisting of Robert W. Blair, John O. Hanna, Gerald A. Huber, and Craig N. Johnson, recommends policies for and levels of executive officer compensation other than awards under the Company's Employee Stock Purchase Plan. The Employee Stock Purchase Plan Committee, currently consisting of Robert W. Blair, John O. Hanna, and Gerald A. Huber, administers the Company's Employee Stock Purchase Plan.

     During 1999, the Board of Directors held 8 meetings. The Executive Committee held 14 meetings, and the Employee Stock Purchase Plan Committee and Nominating Committee each met 3 times. The Executive Officer Compensation Committee held 3 meetings, and the Audit Committee held 3 meetings. Each nominee for election to the Board of Directors attended more than 75 percent of the total number of meetings of the Board of Directors and the total number of meetings of all committees of the Board on which he served.

COMPENSATION OF DIRECTORS

     In 1999, non-management members of the Board of Directors each received an annual retainer of a stock grant of 500 shares of the Company's Common Stock for transfer on April 20, 1999 and a cash grant equal to the value of 500 shares of the Company's Common Stock calculated as at the close of business on April 20, 1999. The aggregate value of this April 20, 1999 cash grant was $26,344. In 1999, non-management members also received compensation in the amount of $750 for each meeting of the Board of Directors attended and $400 for each meeting attended of each of the Committees of the Board of Directors. Management members of the Board of Directors are not compensated for attending meetings of the Board of Directors or its Committees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Executive Officer Compensation Committee consists of Robert W. Blair, John O. Hanna, Gerald A. Huber, and Craig N. Johnson. The Employee Stock Purchase Plan Committee consists of Robert W. Blair, John O. Hanna, and Gerald
A. Huber. Mr. Hanna, Mr. Huber and Mr. Johnson are non-management directors of the Company. Mr. Robert W. Blair was a Vice President and Executive Vice President of the Company in 1989 and 1990, respectively, but he has not served as a Company employee since that time. Although not an appointed member of the Executive Officer Compensation Committee, Murray K. McComas, the Company's former President and current Chairman of the Board, participated in the evaluation and discussion of appropriate salary levels for all executive officers other than himself and Blair T. Smoulder, Executive Vice President, Thomas P. McKeever, Vice President (Corporate Affairs and Human Resources), and John E. Zawacki, former Vice President (Womenswear) and new President and Chief Executive Officer, at the request of the Executive Officer Compensation Committee.

                       COMPENSATION COMMITTEE REPORTS ON
                         EXECUTIVE OFFICER COMPENSATION

     For fiscal year 1999, decisions on compensation for executive officers of the Company were made by the Executive Officer Compensation Committee and the Employee Stock Purchase Plan Committee. In accordance with the rules of the Securities and Exchange Commission (the "SEC") designed to enhance disclosure of policies with respect to executive compensation, set forth below are reports submitted by these committees addressing the Company's compensation policies with respect to executive officers for fiscal year 1999.

Report of the Executive Officer Compensation Committee

     The Executive Officer Compensation (the "EOC") Committee of the Board of Directors is responsible for salary levels and bonuses for all officers of the Company deemed by the Board of Directors to be within the SEC's definition of "executive officer", i.e., a company's president, any vice president in charge of a principal business unit, division or function or any other officer or person who performs similar policymaking functions for the Company.

     The EOC Committee's decisions on salary levels for executive officers ultimately were subjective, based on consideration of a number of factors. No one factor was determinative of the salary level of any of the executive officers. Moreover, the EOC Committee did not weigh any one factor against any other in a way that makes it possible to assign a numerical value to the weight of any factor in the determination of the salaries of the executive officers.

     Murray K. McComas, the Chairman and President of the Company up until December 16, 1999, participated in the evaluation and discussion of appropriate salary levels for all executive officers other than himself and Blair T. Smoulder, Executive Vice President, Thomas P. McKeever, Vice President (Corporate Affairs and Human Resources) and John E. Zawacki, former Vice President (Womenswear) and new President and Chief Executive Officer of the Company.

     On June 11, 1997, the EOC Committee approved a new schedule for the establishment of base salaries for the Company's executive officers which places a greater emphasis on incentive or at-risk compensation. This new base salary schedule is consistent with the recommendations of the Company's Salary Review Task Force and Towers Perrin, compensation consultants, which conducted a review of compensation for the Company's exempt employees, inclusive of all executive officers. The compensation review, which included a comparative analysis of the Company's salary plan with the compensation plans of companies of comparable size or business focus, revealed that, although the Company's plan was generally competitive with the compensation plans of peer companies, the Company's total compensation was much more heavily weighted towards base salary, rather than incentive-based awards, particularly at the executive officer level.

     Due in part to those conclusions, the EOC Committee adopted on June 11, 1997 a new schedule for base salary increases under which a job grade is assigned to each executive officer depending on his responsibilities. Compensation ranges were established for these levels through a review process that included both a proxy analysis and compensation surveys of related position responsibilities among similar industries, as well as the regional market, provided by Towers Perrin. Individual salaries were determined by the person's job grade, experience and individual performance. None of the Company's five most highly compensated executive officers received a base salary increase with respect to 1997, 1998 or 1999. In view of the former imbalance in the Company's salary plan, the new salary schedule requires that all executive officers exceeding the "Base Salary Range" have their salaries reduced to fall within the range of their respective job levels over a 3-year period from 1998-2000. Accordingly, Mr. McComas advised the committee that in 1997 annual salary adjustments for executive officers would range from 0% (for those currently exceeding the range) to 10% for those who had recently received significant promotions or increases in responsibility. All salary increases proposed were within the range of the new salary structure. Nine of the seventeen executive officers of the Company (including all five of the most highly compensated executive officers) began a base-salary reduction process in April, 1998. Further base salary reductions were implemented in April, 1999 and will be concluded with salary reductions to their respective ranges in April, 2000.

     On January 19, 1998 and February 18, 1999, the EOC Committee reviewed and approved the incentive award schedules for fiscal year 1998 and 1999, respectively. Under this incentive award schedule, executive officers were eligible to receive awards equal to a percentage of their salary income for the year. The percentage is dependent upon the range of the Company's income before income taxes for the year. The base payout goals were $23,500,000 for 1998 and $24,000,000 for 1999. No incentive awards are received unless the Company's income before income taxes equals or exceeds this threshold figure. If the company's income before income taxes falls higher, within a graduated range, incentive awards are increased.

                                       MEMBERS OF THE EXECUTIVE OFFICER
                                       COMPENSATION COMMITTEE

                                       Gerald A. Huber (Chairman)
                                       Robert W. Blair
                                       John O. Hanna
                                       Craig N. Johnson

                                       Murray K. McComas
                                         (not a member of the committee)

Report of the Employee Stock Purchase Plan Committee

     Awards under the Company's Employee Stock Purchase Plan (the "Plan") are the responsibility of the Employee Stock Purchase Plan ("ESPP") Committee. The ESPP Committee is made up of non-management directors who are not eligible to participate in the Plan. Decisions of the ESPP Committee are final and binding on the Company.

     Awards under the Plan are designed primarily to recognize the contributions of individual key employees to the Company's performance and to align the interests of management and stockholders. For many years, the Company has endorsed the view that management and key employees of the Company should be stockholders of the Company so that they will be motivated to increase stockholder value. This policy is implemented through the award, to selected employees of the Company, of rights to purchase shares of the Company's Common Stock under the Plan. Awards ordinarily are made once each year.

     The ESPP Committee selects employees to receive awards under the Plan (based, in part, on recommendations of the Company's executive officers and department heads as to employees who are not executive officers), determines the number of shares subject to the award, and chooses the price at which shares will be made available for purchase under the Plan. Because the price paid to purchase the stock under the grant is below fair market value and is paid out of dividends earned on the purchased shares, the price at which the shares are sold directly affects the degree to which grants under the Plan serve as incentive compensation for future performance rather than as bonuses for past performance.

     Many factors, both objective and subjective, were considered by the ESPP Committee before making grants in 1999, including, but not limited to, the Company's financial performance, the historic responsibilities and performance of individual employees, the future potential value of the employees to the Company, prior grants to the employee, and the employee's current vested and unvested ownership of the Company's Common Stock. There is no direct correlation between regular salary and awards under the Plan. No award was specifically tied to any one measure of performance or factor, and the ESPP Committee did not assign relative weights to the factors it considered in a way that would make it possible to assign a numerical value to the weight of any factor. Full ownership of the shares ordinarily does not vest, however, until they are fully paid for out of corporate dividends. The Company's dividend level can thus affect the full vesting of the shares, and the market price of the shares in large part determines the value of the grant to an individual employee.

     Awards in 1999 for participating employees ranged from 250 shares to 5,000 shares, with 1,547 being the average number of shares sold to the Company's executive officers. The purchase price for all shares sold under the Plan in 1999 was $6.50 per share, at a time when the Company's Common Stock was trading at $19.88 per share, or approximately 33% of the market value of the Company's Common Stock at the date of purchase. Over the prior several years, the purchase price for stock awarded pursuant to the Plan has usually been approximately one-third of market value at the time of grant.

     Mr. McComas, the Company's Chief Executive Officer up until December 16, 1999, received a grant of 3,000 shares, having a value of $40,125 by reason of the difference between the price paid and the fair market value of the stock at the time of purchase. While the ESPP Committee's decision with respect to Mr. McComas' grant was a subjective one, it was not based on any one factor or any weighing of one factor against another. Mr. McComas' award criteria were the same as those of other executive officers. The ESPP Committee was of the view that Mr. McComas' strong leadership of the Company warranted a grant of that size.

                                       MEMBERS OF THE EMPLOYEE STOCK
                                       PURCHASE PLAN COMMITTEE

                                       Robert W. Blair (Chairman)
                                       John O. Hanna
                                       Gerald A. Huber

                               PERFORMANCE GRAPH

     The following graph compares the yearly change in the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the AMEX Market Value Index and two industry indexes. The two industry indexes are the S&P Retail Stores Composite Index (the "old industry index"), the index used in the performance graph of the proxy statement for the April 20, 1999 annual meeting of stockholders, and an industry peer group index selected by the Company ("Peer Group Index"). The Peer Group Index consists of Coldwater Creek, Inc., Concepts Direct, Inc., dELiA*s, Inc., Hanover Direct, Inc., J Jill Group, Inc., Lands' End, Inc., Lillian Vernon Corp., Real Goods Trading Corp., Sharper Image Corp., Spiegel, Inc. and Williams-Sonoma, Incorporated. The change from the old industry index to the Peer Group Index reflects what the Company believes is an index that is more representative of the Company's industry. Companies selected for the Peer Group Index market their products through alternative channels, such as the mail and e-commerce, much like Blair, while the old industry index focuses more on storefront retailers.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

         Among Blair Corporation Common Stock, AMEX Market Value Index
            Peer Group Index and S&P Retail Stores Composite Index**

                                                                AMEX MARKET VALUE                             S&P RETAIL STORES
                                         BLAIR CORPORATION            INDEX           PEER GROUP INDEX***      COMPOSITE INDEX
                                         -----------------      -----------------     -------------------     -----------------
1/1/95                                          100                    100                    100                    100
1995                                             85                    126                     71                    112
1996                                             54                    135                    101                    132
1997                                             50                    158                    123                    191
1998                                             66                    159                    142                    308
1999                                             43                    202                    158                    373

Assumes $100 invested on January 1, 1995 in Blair Corporation Stock, AMEX Market Value Index, Peer Group Index and S&P Retail Composite Index.

  * Total return assumes reinvestment of dividends.

 ** Fiscal year ending December 31.

*** Coldwater Creek, Inc. and dELiA*s, Inc. were not public companies for the full five years 1/1/95 through 12/31/99. Coldwater Creek, Inc. was included in the Peer Group Index 1998 and 1999, and dELiA*s, Inc. 1997 through 1999, respectively.

     The closing price of the Company's Common Stock on the American Stock Exchange on March 3, 2000, was $17.75.

                 PROPOSAL 2. APPROVAL OF THE BLAIR CORPORATION
                             2000 OMNIBUS STOCK PLAN

     The Board of Directors has adopted, subject to shareholder approval at the Annual Meeting, the Company's 2000 Omnibus Stock Plan (the "Omnibus Plan"). The Omnibus Plan is a new comprehensive benefit plan that gives the Company the ability to offer a variety of equity based incentives and awards to persons who are key to the Company's growth, development and financial success. The Board of Directors believes that the adoption of the Omnibus Plan will assist the Company in attracting and retaining qualified personnel, advisors and directors.

     The following is a summary of the material terms of the Omnibus Plan. The full text of the Omnibus Plan is set forth in Exhibit "A" of this Proxy Statement, which is incorporated herein by this reference.

GENERAL

     The Omnibus Plan permits the grant of awards to officers, directors, employees and consultants of the Company or of any of the Company's affiliates (each, a "Participant"). The Omnibus Plan provides for the grant of incentive stock options qualifying under Section 422 of the Internal Revenue Code of 1986, as amended, (the "Code") ("Incentive Stock Options"), non-qualified stock options, restricted or unrestricted stock awards, awards denominated in stock-equivalent units ("Phantom Stock"), performance awards, stock appreciation rights ("SARs") or any combination of the foregoing (collectively, the "Awards"). Employees, officers, directors and consultants of the Company or its affiliates are all eligible participants for all Awards, except that Incentive Stock Options only may be granted to employees.

     The Omnibus Plan will be administered by the Executive Officer Compensation Committee of the Board of Directors, or by such other committee designated by the Board of Directors (the "Committee"). The Committee construes and interprets the Omnibus Plan, determines the terms and conditions of the Awards granted under the Omnibus Plan, including the individuals who are to be granted Awards, the type of Awards to be granted, the number of shares subject to an Award and the vesting and duration of Awards, subject to any restrictions contained in the Omnibus Plan. Awards may be granted individually or in tandem with other types of Awards.

     A maximum of 750,000 shares of Common Stock will be reserved and available for Awards under the Omnibus Plan. Adoption of the Omnibus Plan will permit the Company to issue up to 750,000 shares of Common Stock, which would constitute approximately 9% of the total shares of Common Stock outstanding assuming all such shares were issued and no other shares of Common Stock were issued. The Company believes that, while the potential future issuance of shares under the Omnibus Plan will be dilutive to present and future shareholders, the issuance of Awards under the Omnibus Plan for compensatory purposes will have the effect of motivating management and others to perform, which in turn should be reflected through the increase in value of the Company's Common Stock and any increase will offset, to some degree, the dilution to be experienced by current and future shareholders.

AWARDS

     OPTIONS. The Committee may grant to eligible Participants Awards of Incentive Stock Options or nonqualified stock options; provided, however, that Awards of Incentive Stock Options shall be limited to employees of the Company or of any parent or subsidiary of the Company. The exercise price of Incentive Stock Options granted under the Omnibus Plan must be at least equal to the fair market value of the Common Stock of the Company on the date of grant; however, if at the time the Incentive Stock Option is granted to the Participant, such Participant owns Common Stock representing more than 10% of the total combined voting securities of the Company (10% owner), the exercise price may not be less than 110% of the fair market value of the Common Stock on the date of grant. Nonqualified stock options may be granted under the Omnibus Plan with an exercise price not less than the fair market value of the Common Stock on the date of grant. Incentive Stock Options granted under the Omnibus Plan may be exercised at such times as the Committee determines, but in no event shall an Incentive

Stock Option be exercisable more than ten years from the date of grant (or five years from the date of grant for a 10% owner). It is the current intention of the Company that no options granted pursuant to the Omnibus Plan shall be repriced, except in the context of a stock dividend, split-up, recapitalization, merger, consolidation, business combination or exchange of shares or the like which event affects similarly all of the Company's outstanding shares of Common Stock.

     STOCK APPRECIATION RIGHTS. The Omnibus Plan provides for the award of SARs to eligible Participants. A SAR is an incentive Award that permits the holder to receive, subject to the provisions of the Omnibus Plan and the Grant Agreement evidencing such Award, a payment having an aggregate value equal to the product of (i) the excess of (A) the fair market value on the date of exercise of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment by the Company of the amount receivable upon any exercise of a SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Committee.

     STOCK AWARDS. The Omnibus Plan provides for grants of restricted or unrestricted stock awards to eligible participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as the Committee may determine.

     PHANTOM STOCK. Phantom Stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company's assets. Except as otherwise provided in the applicable Grant Agreement, a grantee of Phantom Stock shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a Phantom Stock unit solely as a result of the grant of a Phantom Stock unit to the grantee.

     PERFORMANCE AWARDS. A Performance Award is an incentive Award whereby the Company commits to make a distribution depending on the attainment of one or more performance goals established by the Committee. Performance goals established by the Committee may be based on the Company's or an Affiliate's operating income or one or more other business criteria selected by the Committee that apply to an individual or group of individuals, a business unit, or the Company or an Affiliate as a whole, over such performance period as the Committee may designate.

AMENDMENT

     The Omnibus Plan may be amended, modified or terminated by the Board of Directors, but no such action may impair the rights of a participant under a previously granted Award without the consent of such participant.

ADJUSTMENTS; BUSINESS COMBINATIONS

     In the event of changes in the Common Stock of the Company by reason of any stock dividend, split-up, recapitalization, merger, consolidation, business combination or exchange of shares or the like, the Committee shall, in its discretion, make appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Omnibus Plan and to the number, kind and price of shares covered by outstanding Awards, and shall, in its discretion and without the consent of holders of Awards, make any other adjustments in outstanding Awards, including but not limited to reducing the number of shares subject to Awards or providing or mandating alternative settlement methods such as settlement of the Awards in cash or in shares of Common Stock or other securities of the Company or of any other entity, or in any other matters which relate to Awards as the Committee shall, in its sole discretion, determine to be necessary or appropriate.

     Notwithstanding anything in the Omnibus Plan to the contrary and without the consent of holders of Awards, the Committee, in its sole discretion, may make any modifications to any Awards, including but not limited to cancellation, forfeiture, surrender or other termination of the Awards in whole or in part regardless of the vested status of the Award, in order to facilitate any business combination that is authorized by the Board of Directors to comply with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.

SUBSTITUTION OF AWARDS IN MERGERS AND ACQUISITIONS

     Awards may be granted under the Omnibus Plan from time to time in substitution for Awards held by employees or directors of entities who become or are about to become employees or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity.

NONTRANSFERABILITY

     Except as otherwise determined by the Committee, and in any event in the case of an Incentive Stock Option or a Stock Appreciation Right granted with respect to an Incentive Stock Option, no Award granted under the Omnibus Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution.

FEDERAL INCOME TAX CONSEQUENCES

     The federal income tax consequences of an employee's participation in the Omnibus Plan are complex and subject to change. The following discussion is only a summary of the general rules applicable to the Omnibus Plan. Employees should consult their own tax advisors since a taxpayer's particular situation may be such that some variation of the rules described below will apply.

     Incentive Stock Options. If an option granted under the Omnibus Plan is treated as an incentive stock option, the optionee will not recognize any income upon either the grant or the exercise of the option, and the Company will not be allowed a deduction for federal tax purposes. Upon a sale of the shares obtained through exercise of the option, the tax treatment to the optionee and the Company will depend primarily upon whether the optionee has met certain holding period requirements at the time he or she sells the shares. In addition, as discussed below, the exercise of an incentive stock option may subject the optionee to alternative minimum tax liability. If an optionee exercises an incentive stock option and either holds the shares received for at least two years following the date of such option grant or, alternatively, holds the shares for at least one year following the date the shares are transferred to him or her, any gain realized upon the disposition will be characterized as long-term capital gain. In such cases, the Company will not be entitled to a federal tax deduction relating to the option grant, exercise and subsequent sale by the optionee of the shares. If the optionee disposes of the shares either within two years after the date the option is granted or within one year after the transfer of the shares to him or her, such disposition will be treated as a "disqualifying disposition" and an amount equal to the lesser of (1) the fair market value of the shares on the date of exercise minus the purchase price, or
(2) the amount realized on the disposition minus the purchase price, will be taxed as ordinary income to the optionee in the taxable year in which the disposition occurs. (However, in the case of gifts, sales to related parties, and certain other transactions, the full difference between the fair market value of the stock and the purchase price will be treated as compensation income). The excess, if any, of the amount realized upon disposition over the fair market value at the time of the exercise of the option will be treated as long-term capital gain if the shares have been held for more than one year following the exercise of the option. In the event of a disqualifying disposition, the Company may withhold income taxes from the optionee's compensation with respect to the ordinary income realized by the optionee as a result of the disqualifying disposition. The exercise of an incentive stock option may subject an optionee to alternative minimum tax liability because the excess of the fair market value of the shares at the time an incentive stock option is exercised over the purchase price of the shares is included in income for purposes of the alternative minimum tax even though it is not included in taxable income for purposes of determining the regular tax liability of an employee. Consequently, an optionee may be obligated to pay alternative minimum tax in the year he or she exercises an incentive stock option. In general, there will be no federal income tax deductions allowed to the Company upon the grant, exercise, or termination of an incentive stock option. However, in the event an optionee sells or disposes of stock received on the exercise of an incentive stock option in a disqualifying disposition, the Company will be entitled to a deduction for federal income tax purposes in an amount equal to the ordinary income, if any, recognized by the optionee upon disposition of the shares, provided that the deduction is not otherwise disallowed under the Code.

     Nonqualified Stock Options. Nonqualified stock options granted under the Omnibus Plan do not qualify as "incentive stock options" and will not qualify for any special tax benefits to the optionee. An optionee generally will not recognize any taxable income at the time he or she is granted a nonqualified option. However, upon its exercise, the optionee will recognize ordinary income for federal tax purposes measured by the excess of the then fair market value of the shares over the exercise price. The income realized by the optionee will be subject to income and other employee withholding taxes. The optionee's basis for determination of gain or loss upon the subsequent disposition of shares acquired upon the exercise of a nonqualified stock option will be the amount paid for such shares plus any ordinary income recognized as a result of the exercise of such option. Upon disposition of any shares acquired pursuant to the exercise of a nonqualified stock option, the difference between the sale price and the optionee's basis in the shares will be treated as a capital gain or loss and generally will be characterized as long-term capital gain or loss if the shares have been held for more than one year at their disposition. In general, there will be no federal income tax deduction allowed to the Company upon the grant or termination of a nonqualified stock option or a sale or disposition of the shares acquired upon the exercise of a nonqualified stock option. However, upon the exercise of a nonqualified stock option, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that an optionee is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

     SARs. SARs are taxed to recipients and are deductible by the Company in substantially the same manner as nonqualified stock options. A recipient generally will not recognize any taxable income at the time he or she is granted a SAR. However, upon its exercise, the recipient will recognize ordinary income for federal tax purposes measured by the excess of (i) the then fair market value on the date of exercise of one share of Common Stock over (ii) the price per share specified in the Award Agreement, multiplied by (iii) the number of shares awarded. Upon exercise, the Company will be entitled to a deduction for federal income tax purposes equal to the amount of ordinary income that a recipient is required to recognize as a result of the exercise, provided that the deduction is not otherwise disallowed under the Code.

     Stock Awards. The Omnibus Plan provides for grants of restricted and unrestricted stock awards. Unrestricted stock awards give rise to ordinary income based on the fair market value of the stock received by the recipient as of the date of receipt. The Company generally is entitled to a deduction equal to the amount of ordinary income recognized by the recipient, provided that the deduction is not otherwise disallowed under the Code. Restricted stock awards that are subject to a substantial risk of forfeiture generally give rise to ordinary income equal to the excess of the fair market value of the stock over the purchase price only at the time the risk of forfeiture lapses (unless the recipient elects to accelerate recognition as of the date of grant). The Company generally is entitled to a deduction equal to the amount of ordinary income recognized by the recipient upon lapse of the risk of forfeiture, provided that the deduction is not otherwise disallowed under the Code.

     Phantom Stock. Phantom Stock awards generally are includible as ordinary income by a recipient at the time of payment rather than when amounts are credited to a book reserve account in the name of the recipient. The Company generally is entitled to a deduction equal to the amount of ordinary income recognized by the recipient upon payment, provided that the deduction is not otherwise disallowed under the Code.

     Performance Awards. Performance awards generally are includible as ordinary income by a recipient at the time of payment. The Company generally is entitled to a deduction equal to the amount of ordinary income recognized by the recipient upon payment, provided that the deduction is not otherwise disallowed under the Code

     The Board of Directors recommends approval of the Blair Corporation 2000 Omnibus Stock Plan.

                PROPOSAL 3. APPOINTMENT OF INDEPENDENT CERTIFIED
                               PUBLIC ACCOUNTANTS

     Another purpose of the meeting is to ratify the reappointment by the Board of Directors of the firm of Ernst & Young LLP as independent certified public accountants to examine the financial statements and to perform the annual audit for the Company for the year December 31, 2000, such appointment to continue at the pleasure of the Board of Directors.

     A resolution calling for the ratification of the appointment of Ernst & Young LLP will be presented at the Annual Meeting. Representatives of Ernst & Young LLP will be present at the Annual Meeting to make a statement if they desire to do so and to respond to appropriate questions.

     The Board of Directors recommends ratification of the appointment of Ernst & Young LLP.

                                 OTHER MATTERS

     Management does not know of any matters to be brought before the meeting other than the matters that are set forth in the Notice of the Annual Meeting of Stockholders that accompanies this Proxy Statement and are described herein. In the event that any such matters do come properly before the meeting, it is intended that the persons named in the form of proxy solicited by management will vote all proxies in accordance with their best judgment.

RECEIPT OF STOCKHOLDER PROPOSALS

     Any stockholder proposals which are to be presented for inclusion in the Company's proxy materials for the 2001 Annual Meeting of Stockholders in reliance on Rule 14a-8 of the Securities Exchange Act of 1934 must be received by David A. Blair, Secretary, Blair Corporation, 220 Hickory Street, Warren, Pennsylvania 16366, no later than November 22, 2000. A proposal submitted by a stockholder outside of the process of Rule 14a-8 for the 2001 Annual Meeting of Stockholders will not be considered timely unless notice of such proposal is received by the Company prior to February 2, 2001. The proxy to be solicited on behalf of the Company for the 2001 Annual Meeting of Stockholders may confer discretionary authority to vote on any such proposal not considered to have been timely received that nonetheless properly comes before the 2001 Annual Meeting of Stockholders.

EXPENSE OF SOLICITATION OF PROXIES

     The cost of solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, Georgeson Shareholder Communications, Inc., a proxy solicitation firm, will assist the Company in soliciting proxies for the Annual Meeting and will be paid a fee of $6,000, plus out-of-pocket expenses. Proxies may also be solicited personally or by telephone by directors, officers and other employees of the Company without additional compensation therefor. The Company will also request persons, firms and companies holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy material to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

                                                       DAVID A. BLAIR
                                                       Secretary

March 17, 2000

                                                                       EXHIBIT A

                               BLAIR CORPORATION
                            2000 OMNIBUS STOCK PLAN

1.   PURPOSE AND TYPES OF AWARDS

     Blair Corporation (the "Company") hereby establishes the Blair Corporation 2000 Omnibus Stock Plan (the "Plan"). The purpose of the Plan is to promote the long-term growth and profitability of the Company by (i) providing key people with incentives to improve stockholder value and to contribute to the growth and financial success of the Company and (ii) enabling the Company to attract, retain and reward the best-available persons.

     The Plan permits the granting of stock options (including incentive stock options qualifying under Section 422 of the Internal Revenue Code of 1986, as amended, and nonqualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, or any combination of the foregoing.

2.   DEFINITIONS

     Under this Plan, except where the context otherwise indicates, the following definitions apply:

     (a) "Affiliate" shall mean any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships). For this purpose, "control" shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

     (b) "Award" shall mean any stock option, stock appreciation right, stock award, phantom stock award, or performance award granted under this Plan.

     (c) "Board" shall mean the Board of Directors of the Company.

     (d) "Code" shall mean the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

     (e) "Common Stock" shall mean shares of common stock of the Company, without par value.

     (f) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     (g) "Fair Market Value" of a share of the Company's Common Stock for any purpose on a particular date shall be determined in a manner such as the Administrator shall in good faith determine to be appropriate; provided that in the event the Common Stock shall become registered under Section 12 of the Exchange Act, then thereafter the Fair Market Value of the Company's Common Stock for any purpose on a particular date shall mean the last reported sale price per share of Common Stock, regular way, on such date or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq National Market, or if the Common Stock is not so listed or admitted to trading or included for quotation, the last quoted price, or if the Common Stock is not so quoted, the average of the high bid and low asked prices, regular way, in the over-the-counter market as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or if such system is no longer in use, the principal other automated quotations system that may then be in use or if the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices, regular way, as furnished by a professional market maker making a market in the Common Stock as selected in good faith by the Administrator or by such other source or sources as shall be selected in good faith by the Administrator. If, as the case may be, the relevant date is not a trading day, the determination shall be made as of the next preceding trading day. As used herein, the term "trading day" shall mean a day on which public trading of securities occurs and is reported in the principal consolidated reporting system referred to above, or if the Common Stock is not listed or admitted to trading on a national securities exchange or included for quotation on the Nasdaq National Market, any business day.

     (h) "Grant Agreement" shall mean a written document memorializing the terms and conditions of an Award granted pursuant to the Plan and shall incorporate such terms of the Plan as the Administrator or the Board shall deem appropriate.

     (i) "Parent" shall mean a corporation, whether now or hereafter existing, within the meaning of the definition of "parent corporation" provided in Code section 424(e), or any successor thereto.

     (j) "Subsidiary" and "subsidiaries" shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of "subsidiary corporation" provided in Section 424 of the Code, or any successor provision thereto.

3.   ADMINISTRATION

     (a) Administration of the Plan. The Plan shall be administered by the Board or by such committee or committees as may be appointed by the Board from time to time (the Board, committee or committees hereinafter referred to as the "Administrator").

     (b) Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole and absolute discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

     The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to (i) determine the eligible persons to whom, and the time or times at which Awards shall be granted, (ii) determine the types of Awards to be granted, (iii) determine the number of shares to be covered by or used for reference purposes for each Award, (iv) impose such terms, limitations, restrictions and conditions upon any such Award as the Administrator shall deem appropriate, (v) accelerate or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee's employment and (vi) establish objectives and conditions, if any, for earning Awards and determining whether Awards will be paid after the end of a performance period.

     The Administrator shall have full power and authority, in its sole and absolute discretion, to administer and interpret the Plan and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

     (c) Non-Uniform Determinations. The Administrator's determinations under the Plan (including without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

     (d) Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

     (e) Indemnification. To the maximum extent permitted by law and by the Company's charter and by-laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

     (f) Effect of Administrator's Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator's sole and absolute discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee of the Company, and their respective successors in interest.

4.   SHARES AVAILABLE FOR THE PLAN; MAXIMUM AWARDS

     Subject to adjustments as provided in Section 7(d) of the Plan, the shares of Common stock that may be issued with respect to Awards granted under the Plan shall not exceed an aggregate of 750,000 shares of Common Stock. The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(d) of the Plan. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated surrendered or canceled as to any shares, or if any shares of Common Stock are surrendered to the Company in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), the shares subject to such Award and the surrendered shares shall thereafter be available for further Awards under the Plan; provided, however, that any such shares that are surrendered to the Company in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

5.   PARTICIPATION

     Participation in the Plan shall be open to all employees, officers, directors, and consultants of the Company, or of any Affiliate of the Company as may be selected by the Administrator from time to time.

6.   AWARDS

     The Administrator, in its sole discretion, establishes the terms of all Awards granted under the Plan. Awards may be granted individually or in tandem with other types of Awards. Each Award is subject to the terms and conditions provided in the Grant Agreement relating to such Award.

     (a) Stock Options. The Administrator may from time to time grant to eligible participants Awards of incentive stock options as that term is defined in Code section 422 or nonqualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any Parent or Subsidiary of the Company. Options intended to qualify as incentive stock options under Code section 422 and nonqualified options must have an exercise price at least equal to Fair Market Value on the date of grant. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

     (b) Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights ("SAR"). A SAR entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of
(i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment by the Company of the amount receivable upon any exercise of a SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. If upon settlement of the exercise of a SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

     (c) Stock Awards. The Administrator may from time to time grant restricted or unrestricted stock Awards to eligible participants in such amounts on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. A stock Award may be paid in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator.

     (d) Phantom Stock. The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units ("phantom stock") in such amounts and on such terms and conditions as it shall determine. Phantom stock units granted to a participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company's assets. An Award of phantom stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a phantom stock unit solely as a result of the grant of a phantom stock unit to the grantee.

     (e) Performance Awards. The Administrator may, in its discretion, grant performance awards which become payable on account of attainment of one or more performance goals established by the Administrator. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as determined in the sole discretion of the Administrator. Performance goals established by the Administrator may be based on the Company's or an Affiliate's operating income or one or more other business criteria selected by the Administrator that apply to an individual or group of individuals, a business unit, or the Company or an Affiliate as a whole, over such performance period as the Administrator may designate.

7.   MISCELLANEOUS

     (a) Withholding of Taxes. Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes

     (b) Loans. The Company or its Affiliate may make or guarantee loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

     (c) Transferability. Except as otherwise determined by the Administrator, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee's guardian or legal representative.

     (d) Adjustments; Business Combinations. In the event of changes in the Common Stock of the Company by reason of any stock dividend, split-up, recapitalization, merger, consolidation, business combination or exchange of shares and the like, the Administrator shall, in its discretion, make appropriate adjustments to the maximum number and kind of shares reserved for issuance or with respect to which Awards may be granted under the Plan as provided in Section 4 of the Plan and to the number, kind and price of shares covered by outstanding Awards, and shall, in its discretion and without the consent of holders of Awards, make any other adjustments in outstanding Awards, including but not limited to reducing the number of shares subject to Awards or providing or mandating alternative settlement methods such as settlement of the Awards in cash or in shares of Common Stock or other securities of the Company or of any other entity, or in any other matters which relate to Awards as the Administrator shall, in its sole discretion, determine to be necessary or appropriate.

     Notwithstanding anything in the Plan to the contrary and without the consent of holders of Awards, the Administrator, in its sole discretion, may make any modifications to any Awards, including but not limited to cancellation, forfeiture, surrender or other termination of the Awards in whole or in part regardless of the vested status of the Award, in order to facilitate any business combination that is authorized by the Board to comply with requirements for treatment as a pooling of interests transaction for accounting purposes under generally accepted accounting principles.

     The Administrator is authorized to make, in its discretion and without the consent of holders of Awards, adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

     (e) Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for Awards held by employees or directors of entities who become or are about to become employees or directors of the Company or an Affiliate as the result of a merger or consolidation of the employing entity with the Company or an Affiliate, or the acquisition by the Company or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

     (f) Stock Restriction Agreement. As a condition precedent to the grant of any Award under the Plan or the exercise pursuant to such an Award or to the delivery of certificates for shares issued pursuant to any Award, the Administrator may require the grantee or the grantee's successor or permitted transferee, as the case may be, to become a party to a stock restriction agreement of the Company, in such form as the Administrator may determine from time to time.

     (g) Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion thereof at any time. The termination or any modification or amendment of the Plan shall not, without the consent of an Award grantee, affect his or her rights under an Award previously granted to him or her. With the consent of the grantees affected (if so required hereby), the Board of Directors may amend outstanding Grant Agreements in a manner not inconsistent with the Plan.

     (h) Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time.

     (i) Compliance with Securities Laws; Listing and Registration. Common Stock shall not be issued with respect to an Award granted under the Plan unless the exercise of such Award and the issuance and delivery of stock certificates for such Common Stock pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933 and the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any national securities exchange or any listing or quotation system established by the National Association of Securities Dealers, Inc. ("Nasdaq System") upon which the Common Stock may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance to the extent such approval is sought by the Committee. The Company may require that a grantee, as a condition to exercise of an Award, and as a condition to the delivery of any share certificate, provide to the Company, at the time of each such exercise and each such delivery, a written representation that the shares of Common Stock being acquired shall be acquired by the grantee solely for investment and will not be sold or transferred without registration or the availability of an exemption from registration under the

Securities Act and applicable state securities laws. The stock certificates for any shares of Common Stock issued pursuant to this Plan may bear a legend restricting transferability of the shares of Common Stock unless such shares are registered or an exemption from registration is available under the Securities Act and applicable state securities laws.

     (j) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

     (k) Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Delaware, without regard to its conflict of laws principles.

     (l) Effective Date, Termination Date. The Plan is effective as of the date on which the Plan was adopted by the Board, subject to approval of the stockholders within twelve months before or after such date. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

                            [BLAIR CORPORATION LOGO]

                                  DETACH CARD
--------------------------------------------------------------------------------

                                     THIS PROXY IS SOLICITED ON BEHALF OF
                                       THE BOARD OF DIRECTORS OF BLAIR
                                                 CORPORATION

          [BLAIR CORPORATION LOGO]

          The undersigned hereby appoints Murray K. McComas, David A. Blair, and Kent R. Sivillo, and each of them with power of substitution in each, as proxies to represent the undersigned at the annual meeting of the stockholders of Blair Corporation, to be held at the Knights of Columbus Building, 219 Second Avenue, Warren, Pennsylvania on Tuesday, April 18, 2000 at 11:00 A.M. and at any adjournments thereof, to vote the same number of shares and as fully as the undersigned would be entitled to vote if then personally present in the manner directed by the undersigned.

          The Board recommends a vote FOR the election of the nominees listed in Item 1.
          1. THE ELECTION OF DIRECTORS

                 FOR all nominees listed below  [ ]      WITHHOLD AUTHORITY  [ ]
                (except as shown below to the contrary)    to vote for all
                                                           nominees listed below

                 David A. Blair, Robert W. Blair, Steven M. Blair, Robert
                 D. Crowley, John O. Hanna, Gerald A. Huber, Craig N. Johnson, Murray K. McComas, Thomas P. McKeever, Kent R. Sivillo, Blair T. Smoulder, John E. Zawacki (Instructions: to withhold authority to vote for any individual nominee, strike a line through that nominee's name.)

          The Board recommends a vote FOR the approval of the Blair Corporation 2000 Omnibus Stock Plan in Item 2.

          2. APPROVAL OF THE BLAIR CORPORATION 2000 OMNIBUS STOCK PLAN.
                                    [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

          The Board recommends a vote FOR the ratification of Ernst & Young LLP as auditors in Item 3.

          3. RATIFICATION OF ERNST & YOUNG LLP AS AUDITORS:
                                    [ ] FOR    [ ] AGAINST    [ ] ABSTAIN

                        (Continued and to be signed, on the reverse side)

      P
      R
      O
      X
      Y

                            [Blair Building Picture]

           BLAIR CORPORATION HEADQUARTERS
                 220 Hickory Street
                Warren, Pennsylvania

                                  DETACH CARD
--------------------------------------------------------------------------------

    Proxy No.            (Continued from reverse side)            Shares

          THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES IN ITEM 1, FOR THE APPROVAL OF THE BLAIR CORPORATION 2000 OMNIBUS STOCK PLAN IN
          ITEM 2, AND FOR THE RATIFICATION OF AUDITORS IN ITEM 3; AND THE PROXIES ARE AUTHORIZED, IN ACCORDANCE WITH THEIR JUDGMENT, TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

                                               DATE: ___________, 2000

                                               --------------------------

                                               --------------------------
                                                      (Sign here)

                                               INSTRUCTIONS: The signer
                                               hereby revokes all proxies
                                               heretofore given by the
                                               signer to vote at said
                                               meeting or any
                                               adjournments thereof.
                                               NOTE: Please sign exactly
                                               as name appears hereon.
                                               Joint owners should each
                                               sign. When signing as
                                               attorney, executor,
                                               trustee, administrator or
                                               guardian, please give full
                                               title as such.

                               PLEASE SIGN, DATE, AND RETURN YOUR PROXY
                                           PROMPTLY IN THE
                               ENCLOSED ENVELOPE TO NATIONAL CITY BANK,
                                           P.O. BOX 92301,
                                     CLEVELAND, OHIO 44197-1200.